UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 07, 2011

CHINA MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150952	46-0521269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12/F, Block D, Chang An Guo Ji
No. 88 Nan Guan Zheng Street
Beilin District, Xi'An, Shaan'Xi Province, China - 710068
 (Address of principal executive offices)

(86) 298765-1114
(Registrant’s telephone number, including area code)

Copy of Communications to:

Bernard & Yam, LLP
Attn: Bin Zhou, Esq.
401 Broadway, Suite 1708
New York, NY 10013
Phone: 212-219-7783
Facsimile: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 07, 2011, Ying Xue resigned from the positions of Chief Financial Officer, Principal Accounting Officer, and Treasurer of the Board of Directors of China Media Inc (“Company”), effective immediately. Ying Xue’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On the same day, June 07, 2011, the Board of Directors of the Company appointed Mr. Shuncheng Ma as the new Chief Financial Officer and Principal Accounting Officer of the Company and the Treasurer of the Board of Directors, effective immediately.

Mr. Ma received the bachelor degree in Northwest University in mathematics department in 1986. He received EMBA in Northwest University Economic Management School in 2005. He worked as general manager in Liubao Industrial Co. Ltd. from 1995. Mr. Ma worked as general manager in Shaanxi Hongbao Green Engineering Co. Ltd.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 07, 2011	CHINA MEDIA INC.

	By:	/s/Dean Li
Dean Li
President, Chief Executive Officer, Secretary and Director